As filed with the Securities and Exchange Commission on June 10, 1998

                                                     Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-3

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                    THE FIRST AMERICAN FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)



        CALIFORNIA                                         6361                                               95-1068610
(State or Other Jurisdiction of                (Primary Standard Industrial                               (I.R.S. Employer
Incorporation of Organization)                   Classification Code No.)                              Identification No.)


                             114 EAST FIFTH STREET
                        SANTA ANA, CALIFORNIA 92701-4642
                                 (800) 854-3643
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)

        MARK R ARNESEN, ESQ.                             (Copy to)
            SECRETARY                                 NEIL W. RUST, ESQ.
THE FIRST AMERICAN FINANCIAL CORPORATION               WHITE & CASE LLP
       114 EAST FIFTH STREET                         633 WEST FIFTH STREET
     SANTA ANA, CALIFORNIA 92701                   LOS ANGELES, CALIFORNIA 90071
          (714) 558-3211                                (213) 620-7700
(Name, Address, Including Zip Code, and Telephone
Number, Including Area Code, of Agent For Service)

         Approximate date of commencement of proposed sale to the public: as soon as practicable after this Registration Statement becomes effective.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or reinvestment plans, check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] Registration No.

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] Registration No.

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                                              CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                          Proposed               Proposed
                                                 Amount                  Maximum                  Maximum              Amount of
   Title of Each Class of Securities              To Be                Aggregate Price           Aggregate           Registration
           To Be Registered                    Registered                Per Unit(1)         Offering Price(1)          Fee(1)
------------------------------------------------------------------------------------------------------------------------------------

    Common stock, $1.00 par value            335,832 shares            $72-11/16                $24,400,210          $7,198.09
====================================================================================================================================


(1) ESTIMATED SOLELY FOR THE PURPOSE OF CALCULATING THE REGISTRATION FEE IN ACCORDANCE WITH RULE 457(C) UNDER THE SECURITIES ACT OF 1933, BASED ON THE AVERAGE OF THE HIGH AND LOW PRICES OF THE COMMON STOCK REGISTERED ON THE NEW YORK STOCK EXCHANGE AS OF JUNE 8, 1998.




THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

INFORMATION   CONTAINED  HEREIN  IS  SUBJECT  TO  COMPLETION  OR  AMENDMENT.   A
REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                  SUBJECT TO COMPLETION, DATED JUNE 10, 1998.

PROSPECTUS

                             335,832 COMMON SHARES

                    THE FIRST AMERICAN FINANCIAL CORPORATION


         This Prospectus relates to the public offering and sale of up to 335,832 Common shares, $1.00 par value (the "Shares"), of The First American Financial Corporation (the "Company"), by certain shareholders of the Company identified herein under the caption "Selling Shareholders" or by pledgees, donees, transferees or other successors in interest that receive such shares as a gift, partnership distribution or other non-sale related transfer (collectively, the "Selling Shareholders"). The Company will receive no part of the proceeds of such sales. None of the Shares offered pursuant to this Prospectus have been registered prior to the filing of the Registration Statement of which this Prospectus is a part.

         The Shares may be offered by the Selling Shareholders from time to time in one or more transactions on the New York Stock Exchange, in negotiated transactions or otherwise. See "Plan of Distribution." The price at which any of the Shares may be sold, and the commissions, if any, paid in connection with any such sale, are unknown and may vary from transaction to transaction. The Company will pay all expenses incident to the offering and sale of the Shares to the public other than any commissions and discounts of underwriters, dealers or agents and any transfer taxes. See "Selling Shareholders" and "Plan of Distribution."

         The Securities and Exchange Commission (the "Commission") may take the view that, under certain circumstances, the Selling Shareholders and any broker-dealers or agents that participate with the Selling Shareholders in the distribution of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended. Commissions, discounts or concessions received by any such broker-dealer or agent may be deemed to be underwriting commissions under the Securities Act. See "Plan of Distribution."

         The Company has informed the Selling Shareholders that the anti-manipulation provisions of Rules 10b-6 and 10b-7 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") may apply to the public offering and sale of the Shares included in this Prospectus. The Company also has advised the Selling Shareholders of the requirements for delivery of this Prospectus in connection with any sale of the Shares.

         THE SHARES ARE TRADED ON THE NEW YORK STOCK EXCHANGE UNDER THE SYMBOL "FAF." ON JUNE 10, 1998, THE CLOSING PRICE OF THE SHARES ON THE NEW YORK STOCK EXCHANGE WAS $71-3/4 PER SHARE.

         SEE "RISK FACTORS" BEGINNING ON PAGE 1 FOR CERTAIN INFORMATION THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS BEFORE MAKING AN INVESTMENT IN THE SHARES.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

              THE DATE OF THIS PROSPECTUS IS [__________] , 1998.

(inside cover page)
                             AVAILABLE INFORMATION

         The  Company  is  subject  to  the  informational  requirements  of the
Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549; and at the following Regional Offices of the Commission: New York Regional Office, Seven World Trade Center, 13th Floor, Suite 1300, New York, New York 10048; and Chicago Regional Office, Citicorp Center, 500 West Madison Street, 14th Floor, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. The Commission also maintains a site on the World Wide Web (http://www.sec.gov) that contains reports, proxy statements and other information regarding the Company. In addition, such reports, proxy statements and other information can also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, on which the Shares listed.

         This Prospectus constitutes part of a Registration Statement on Form S-3 (the "Registration Statement") filed by the Company with the Commission under the Securities Act. In accordance with the rules and regulations of the Commission, this Prospectus does not contain all of the information contained in the Registration Statement and the exhibits and schedules thereto. For further information concerning the Company and the Shares offered hereby, reference is hereby made to the Registration Statement and the exhibits and schedules filed therewith which may be obtained at the Commission's offices whose addresses are listed above. The Registration Statement has been filed electronically and may be obtained at the Commission's Web site listed above. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.


                    INCORPORATION OF DOCUMENTS BY REFERENCE

         The documents  listed in (1), (2), (3), (4), (5), (6), (7), (8) and (9)
below are incorporated by reference in this Prospectus, and all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date of this Prospectus and prior to the termination of any offering of securities made by this Prospectus, shall be deemed to be incorporated by reference in this Prospectus and to be part hereof from the date of filing of such documents. Any statement contained herein, or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

(inside cover page continued)

Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

          (1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

          (2) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1998.

          (3)  The Company's Report on Form 8-K dated January 23, 1998.

          (4)  The Company's Report on Form 8-K dated January 27, 1998.

          (5)  The Company's Report on Form 8-K dated March 18, 1998.

          (6)  The Company's Report on Form 8-K dated March 31, 1998.

          (7)  The Company's Report on Form 8-K dated April 7, 1998.

          (8) The description of the Shares contained in the Company's Registration Statement on Form 8-A registering its Common shares, par value $1.00 per share, under Section 12(b) of the Exchange Act, dated November 23, 1993.

          (9) The description of certain Rights to Purchase Series A Junior Participating Preferred Shares which may be transferred with the Company's Common shares, which description is contained in the Company's Registration Statement on Form 8-A, under Section 12(b) of the Exchange Act, dated November 7, 1997.

         THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE AVAILABLE WITHOUT CHARGE TO ANY PERSON TO WHOM THIS PROSPECTUS IS DELIVERED UPON FIVE BUSINESS DAYS' WRITTEN OR ORAL REQUEST OF MARK R ARNESEN, VICE PRESIDENT AND SECRETARY, THE FIRST AMERICAN FINANCIAL CORPORATION, 114 EAST FIFTH STREET, SANTA ANA, CALIFORNIA 92701-4642; TELEPHONE NUMBER (714) 558-3211.


                           FORWARD-LOOKING STATEMENTS

         Except for historical information contained in this Prospectus and in the documents incorporated in this Prospectus by reference, the matters discussed herein and therein contain forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those suggested in the forward-looking statements, including, without limitation, the effect of economic conditions, interest rates, market demand, competition and other risks detailed herein and in the Company's other filings with the Commission.

                                  RISK FACTORS

         In addition to the other information contained in this Prospectus, investors should consider carefully the following risk factors before making an investment in the Shares. To the extent any of the information contained or incorporated by reference in this Prospectus constitutes a "forward-looking statement" as defined in Section 21E(i)(1) of the Exchange Act, the risk factors set forth below are cautionary statements identifying important factors that could cause actual results to differ materially from those in the forward-looking statement. See "Forward-Looking Statements."

VOLATILITY OF SHARE PRICE

         The market price of the Shares could be subject to significant fluctuations in response to variations in financial results or announcements of material events by the Company or its competitors. Regulatory changes, developments in the real estate services industry or changes in general conditions in the economy or the financial markets could also adversely affect the market price of the Shares.

CYCLICAL NATURE OF REAL ESTATE MARKET

         Substantially all of the Company's title insurance, tax monitoring, credit reporting, flood zone determination and property information business results from resales and refinancings of real estate, including residential and commercial properties, and from the construction and sale of new properties. The Company's home warranty business results from residential resales and does not benefit from refinancings or commercial transactions. Resales and refinancings of residential properties constitute the major source of the Company's revenues. Real estate activity is cyclical in nature and is affected greatly by the cost and availability of long term mortgage funds. Real estate activity and, in turn, the Company's revenue base, can be adversely affected during periods of high interest rates and/or limited money supply. However, this adverse effect is mitigated in part by the continuing diversification of the Company's operations into areas outside of its traditional title insurance business.

RISKS ASSOCIATED WITH ACQUISITION STRATEGY

         As a key component of its growth strategy, the Company has pursued and is pursuing acquisitions in the real estate-related financial services industry. Certain risks are inherent in an acquisition strategy, such as increasing leverage and debt service requirements and combining disparate company cultures and facilities, which could adversely affect the Company's financial position and operating results. The success of any completed acquisition will depend in part on the Company's ability to integrate effectively the acquired businesses into the Company. This process may involve unforeseen difficulties and may require a disproportionate amount of management's attention and the Company's financial and other resources. No assurance can be given that additional suitable acquisition candidates will be identified, financed and purchased on acceptable terms, or that recent acquisitions or future acquisitions, if completed, will be successful.

DEPENDENCE ON KEY PERSONNEL

         The success of the Company is dependent upon the continued services of the Company's senior management, particularly its President, Parker S. Kennedy, its Chairman and Director, D.P. Kennedy, and its Executive Vice President and Chief Financial Officer, Thomas A. Klemens. The loss of the services of any of these individuals could have a material adverse effect on the Company's financial position and results of operations. The Company's success also depends on its ability to attract and retain other highly qualified managerial personnel.

YEAR 2000 COSTS

         Currently, many computer systems and software products are coded to accept only two digit entries in the date code field. These date code fields will need to accept four digit entries to distinguish 21st century dates from 20th century dates. As a result, many companies' software and computer systems may need to be upgraded or replaced in order to comply with such "Year 2000" requirements. The Company and third parties with which the Company does business rely on numerous computer programs in their day to day operations. The Company is evaluating the Year 2000 issue as it relates to the Company's internal computer systems and third party computer systems with which the Company interacts. The Company expects to incur internal staff costs as well as consulting and other expenses related to these issues; these costs will be expensed as incurred. In addition, the appropriate course of action may include replacement or an upgrade of certain systems or equipment at a substantial cost to the Company. There can be no assurance that the Year 2000 issues will be resolved in 1998 or 1999. The Company may incur significant costs in resolving its Year 2000 issues. If not resolved, this issue could have a significant adverse impact on the Company's operations.

GOVERNMENT REGULATION

         The title insurance industry is subject to extensive governmental regulation. Applicable laws and their interpretation vary from state to state and are enforced with broad discretion. There can be no assurance that any review of the Company's operations and business relationships by courts or other regulatory authorities will not result in determinations that could adversely affect the Company or that the regulatory environment will not change to restrict the Company's existing or future operations.


                                USE OF PROCEEDS

         The Company will not receive any of the proceeds from the sale of the Shares. All proceeds from the sale of the Shares will be for the account of the Selling Shareholders, as described below. See "Selling Shareholders" and "Plan of Distribution."

                              SELLING SHAREHOLDERS

         The following table sets forth as of the date of this Prospectus, the name of each of the Selling Shareholders, the number of Shares that each such Selling Shareholder owns as of such date, the number of Shares owned by each Selling Shareholder that may be offered for sale from time to time by this Prospectus, the number of Shares to be held by each such Selling Shareholder assuming the sale of all the Shares offered hereby and, by footnote, any position or office held or material relationship with the Company or any of its affiliates within the past three years other than as a result of the ownership of Shares. The Company may amend or supplement this Prospectus from time to time to update the disclosure set forth therein.



====================================================================================================================================
                                                                                       NUMBER OF
                                                                                      SHARES TO BE            SHARES OWNED OF RECORD
                                                    SHARES OWNED OF RECORD            OFFERED FOR            AFTER COMPLETION OF THE
                                                    PRIOR TO THE OFFERING             THE SELLING                    OFFERING
                                                                                     SHAREHOLDER'S
NAME OF SELLING SHAREHOLDER                                                             ACCOUNT

                                            --------------------------------------                    ------------------------------
                                                  NUMBER           PERCENTAGE                               NUMBER        PERCENTAGE
------------------------------------------------------------------------------------------------------------------------------------

Scott Cooley(1)                                   242,188               1.3%             242,188               0             0.00%
------------------------------------------------------------------------------------------------------------------------------------
Stephen Evans(2)                                   43,020               *                 41,925             1,095               *
------------------------------------------------------------------------------------------------------------------------------------
Florida Title & Abstract Company                   37,013               *                 37,013               0                 *
------------------------------------------------------------------------------------------------------------------------------------
The First American Financial
Foundation(3)                                      14,742               *                 14,742               0               0.00%
====================================================================================================================================


------------------------------------------

*        Less than one percent.

(1) Mr. Cooley is the President of Contour Software, Inc., an indirectly wholly-owned subsidiary of the Company.

(2) Mr. Evans is the President of Evans Title Companies, Inc., an indirect wholly-owned subsidiary of the Company.

(3) D.P. Kennedy, Parker S. Kennedy and Thomas A. Klemens, Chairman, President and Executive Vice President and Chief Financial Officer, respectively, of the Company serve as three of the five directors of The First American Financial Foundation. D.P. Kennedy and Parker S. Kennedy are also directors of the Company.



                              PLAN OF DISTRIBUTION

         The Shares covered by this Prospectus may be offered and sold from time to time by the Selling Shareholders. The Selling Shareholders will act independently of the Company in making decisions with respect to the timing, manner and price of each sale. The Selling Shareholders may sell the Shares being offered hereby on the New York Stock Exchange, or otherwise, at prices and under terms then prevailing or at prices related to the then current market price, at varying prices or at negotiated prices. The Shares may be sold, without limitation, by one or more of the following means of distribution: (a) a block trade in which the broker-dealer so engaged will attempt to sell Shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this Prospectus;
(c) a distribution  in accordance with the rules of the New York Stock Exchange;
(d) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (e) in privately negotiated transactions. To the extent required, this Prospectus may be amended and supplemented from time to time to describe a specific plan of distribution.

         In connection with distributions of the Shares or otherwise, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the Shares in the course of hedging the positions they assume with Selling Shareholders. The Selling Shareholders may also sell the Shares short and deliver the Shares offered hereby to close out such short positions. The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of Shares offered hereby, which Shares such broker-dealer or other financial institution may resell pursuant to this Prospectus (as supplemented or amended to reflect such transaction). The Selling Shareholders may also pledge Shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged Shares pursuant to this Prospectus (as supplemented or amended to reflect such transaction). In addition, any Shares that qualify for sale pursuant to Rule 144 may, at the option of the holder thereof, be sold under Rule 144 rather than pursuant to this Prospectus.

         Any broker-dealer participating in such transactions as agent may receive commissions from the Selling Shareholder and/or purchasers of the Shares offered hereby (and, if it acts as agent for the purchaser of such Shares, from such purchaser). Usual and customary brokerage fees will be paid by the Selling Shareholder. Broker-dealers may agree with the Selling Shareholder to sell a specified number of Shares at a stipulated price per Share, and, to the extent such a broker-dealer is unable to do so acting as agent for the Selling Shareholder, to purchase as principal any unsold Shares at the price required to fulfill the broker-dealer commitment to the Selling Shareholder. Broker-dealers who acquire Shares as principal may thereafter resell such Shares from time to time in transactions (which may involve cross and block transactions and which may involve sales to and through other broker-dealers, including transactions of the nature described above) in the market, in negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices, and in connection with such resales may pay to, or receive from the purchasers of such Shares commissions computed as described above.

         In order to comply with the securities laws of certain states, if applicable, the Shares will be sold in such jurisdictions only though registered or licensed brokers or dealers. In addition, in certain states the Shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

         The Company has advised the Selling Shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of Shares in the market and to the activities of the Selling Shareholders and their affiliates. In addition, the Company will make copies of this Prospectus available to the Selling Shareholders and has informed them of the need for delivery of copies of this Prospectus to purchasers at or prior to the time of any sale of the Shares offered hereby. The Selling Shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the Shares against certain liabilities, including liabilities arising under the Securities Act.

         At the time a particular offer of Shares is made, if required, a Prospectus Supplement will be distributed that will set forth the number of Shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or re-allowed or paid to any dealer, and the proposed selling price to the public.

         The Company has agreed with the Selling Shareholders to keep the Registration Statement of which this Prospectus constitutes a part effective until the first to occur of (i) June 10, 1999 and (ii) such time as all of Shares offered by the Selling Shareholders listed above have been sold. The Company intends to de-register any of the Shares not sold by the Selling Shareholders by June 10, 1999.


                                 LEGAL MATTERS

          The validity of the Shares offered hereby will be passed upon for the Company by White & Case LLP, Los Angeles, California.


                                    EXPERTS

         The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 1997, have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                     * * *

(outside back cover page)

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES, OR ANY OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES, IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY OFFER OR SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE
HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.




TABLE OF CONTENTS

Available Information....................................................... (i)
Incorporation of Documents by Reference..................................... (i)
Forward-Looking Statements..................................................(ii)
Risk Factors................................................................  1
Use of Proceeds.............................................................  2
Selling Shareholders........................................................  3
Plan of Distribution........................................................  4
Legal Matters...............................................................  5
Experts.....................................................................  5

                                   Prospectus





                             335,832 COMMON SHARES





                               THE FIRST AMERICAN
                             FINANCIAL CORPORATION





















                            Dated [_________], 1998

                                    PART II

                     Information Not Required in Prospectus

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The Company will pay all expenses incident to the offering and sale to the public of the shares being registered other than any commissions and discounts of underwriters, dealers or agents and any transfer taxes. Such expenses are set forth in the following table. All of the amounts shown are estimates except for the Securities and Exchange Commission ("Commission") registration fee.

Commission registration fee............................................ $7,198
Printing expenses...................................................... $1,000
Transfer Agent fees and expenses....................................... $1,000
Accounting fees and expenses........................................... $5,000
Legal fees and expenses................................................$10,000
"Blue Sky" fees and expenses .......................................... $2,000
Miscellaneous.......................................................... $3,869
                                                                --------------

         Total.........................................................$30,067


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Subject to certain limitations, Section 317 of the California Corporations Code provides in part that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that the person is or was an agent (which term includes officers and directors) of the corporation, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful.

         The California indemnification statute, as provided in Section 317 of the California Corporations Code (noted above), is nonexclusive and allows a corporation to expand the scope of indemnification provided, whether by provisions in its Bylaws or by agreement, to the extent authorized in the corporation's articles.

         The Restated Articles of Incorporation of the Registrant  provide that:
"The liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent permissible under California law." The effect of this provision is to exculpate directors from any liability to the Registrant, or anyone claiming on the Registrant's behalf, for breaches of the directors' duty of care. However, the provision does not eliminate or limit the liability of a director for actions taken in his capacity as an officer. In addition, the provision applies only to monetary damages and is not intended to impair the rights of parties suing on behalf of the Registrant to seek equitable remedies (such as actions to enjoin or rescind a transaction involving a breach of the directors' duty of care or loyalty).

         The Bylaws of the Registrant provide that, subject to certain qualifications, "(i) The corporation shall indemnify its Officers and Directors to the fullest extent permitted by law, including those circumstances in which indemnification would otherwise be discretionary; (ii) the corporation is required to advance expenses to its Officers and Directors as incurred, including expenses relating to obtaining a determination that such Officers and Directors are entitled to indemnification, provided that they undertake to repay the amount advanced if it is ultimately determined that they are not entitled to indemnification; (iii) an Officer or Director may bring suit against the corporation if a claim for indemnification is not timely paid; (iv) the corporation may not retroactively amend this Section 1 in a way which is adverse to its Officers and Directors; (v) the provisions of subsections (i) through
(iv) above shall apply to all past and present Officers and Directors of the corporation." "Officer" includes the following officers of the Registrant:
Chairman of the Board, President, Vice President, Secretary, Assistant Secretary, Chief Financial Officer, Treasurer, Assistant Treasurer and such other officers as the board shall designate from time to time. "Director" of the Registrant means any person appointed to serve on the Registrant's board of directors either by its shareholders or by the remaining board members.

         Each of the Registrant's 1996 Stock Option Plan and its 1997 Directors' Stock Plan (each individually, the "Plan") provides that, subject to certain conditions, "The Company shall, through the purchase of insurance or otherwise, indemnify each member of the Board (or board of directors of any affiliate), each member of the [Compensation] Committee, and any [other] employees to whom any responsibility with respect to the Plan is allocated or delegated, from and against any and all claims, losses, damages, and expenses, including attorneys' fees, and any liability, including any amounts paid in settlement with the Company's approval, arising from the individual's action or failure to act, except when the same is judicially determined to be attributable to the gross negligence or willful misconduct of such person."

         The Registrant's Deferred Compensation Plan provides that, "To the extent permitted by applicable state law, the Company shall indemnify and save harmless the Committee and each member thereof, the Board of Directors and any delegate of the Committee who is an employee of the Company against any and all expenses, liabilities and claims, including legal fees to defend against such liabilities and claims arising out of their discharge in good faith of responsibilities under or incident to the Plan, other than expenses and liabilities arising out of willful misconduct. This indemnity shall not preclude such further indemnities as may be available under insurance purchased by the Company or provided by the Company under any bylaw, agreement or otherwise, as such indemnities are permitted under state law."


ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

4.1. Description of the Registrant's capital stock in Article Sixth of the Restated Articles of Incorporation of The First American Financial Corporation, incorporated by reference to Exhibit 3(a) of the Registrant's report on Form 10-K for the fiscal year ended December 31, 1997.

4.2. Rights Agreement, incorporated by reference to Exhibit 4 of the Registrant's Registration Statement on Form 8-A dated November 7, 1997.

5.        Opinion of counsel regarding legality.

23.1.     Consent of independent accountants.

23.2.     Consent of counsel (contained in Exhibit 5).

24.       Power of Attorney.


ITEM 17.  UNDERTAKINGS.

The undersigned Registrant hereby undertakes:

         (1) To file, during the period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

          (iii)To include any material information with respect to the plan of
               distribution   not  previously   disclosed  in  the  Registration
               Statement or any material change to such information in the Registration Statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim of indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                     * * *

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Santa Ana, state of California, on June 10, 1998.

                                               THE FIRST AMERICAN FINANCIAL
                                               CORPORATION



                                               By: /s/ Parker S. Kennedy
                                                   ---------------------------
                                               Parker S. Kennedy, President
                                               (Principal Executive Officer)

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Date:  June 10, 1998                By:/s/ D.P. Kennedy
                                       ----------------
                                    D.P. Kennedy, Chairman and Director



Date:  June 10, 1998                By:/s/ Parker S. Kennedy
                                       ---------------------
                                    Parker S. Kennedy, President and Director


Date:  June 10, 1998                By:/s/ Thomas A. Klemens
                                       ---------------------
                                    Thomas A. Klemens, Executive Vice
                                    President, Chief Financial Officer
                                    (Principal Financial and Accounting Officer)

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Date:  June 10, 1998                        By:/s/ George L. Argyros
                                               ---------------------
                                   George L. Argyros, Director

Date:  June 10, 1998                        By:/s/ Gary J. Beban
                                               -----------------
                                   Gary J. Beban, Director

Date:  June 10, 1998                        By:/s/ J. David Chatham
                                               --------------------
                                   J. David Chatham, Director

Date:  June 10, 1998                        By:/s/ William G. Davis
                                               --------------------
                                   William G. Davis, Director

Date:  June 10, 1998                        By:/s/ James L. Doti
                                               -----------------
                                   James L. Doti, Director

Date:  June 10, 1998                        By:/s/ Lewis W. Douglas, Jr.
                                               -------------------------
                                   Lewis W. Douglas, Jr., Director

Date:  June 10, 1998                        By:/s/ Paul B. Fay, Jr.
                                               --------------------
                                   Paul B. Fay, Jr., Director

Date:  June 10, 1998                        By:/s/ Dale F. Frey
                                               ----------------
                                   Dale F. Frey, Director

Date:  June 10, 1998                        By:/s/ Anthony R. Moiso
                                               --------------------
                                   Anthony R. Moiso, Director

Date:  June 10, 1998                        By:/s/ Rudolph J. Munzer
                                               ---------------------
                                   Rudolph J. Munzer, Director

Date:  June 10, 1998                        By:/s/ Frank O'Bryan
                                               -----------------
                                   Frank O'Bryan, Director

Date:  June 10, 1998                        By:/s/ Roslyn B. Payne
                                               -------------------
                                   Roslyn B. Payne, Director

Date:  June 10, 1998                        By:/s/ D. Van Skilling
                                               -------------------
                                   D. Van Skilling, Director

Date:  June 10, 1998                        By:/s/ Virginia Ueberroth
                                               ----------------------
                                   Virginia Ueberroth, Director

*By:/s/ Mark R. Arnesen
    -------------------
        Mark R Arnesen
        Attorney-in-Fact

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                              DESCRIPTION

4.1. Description of the Registrant's capital stock in Article Sixth of the Restated Articles of Incorporation of The First American Financial Corporation, incorporated by reference to Exhibit 3(a) of the Registrant's report on Form 10-K for the fiscal year ended December 31, 1997.

4.2. Rights Agreement, incorporated by reference to Exhibit 4 of the Registrant's Registration Statement on Form 8-A dated November 7, 1997.

5.        Opinion of counsel regarding legality.

23.1.     Consent of independent accountants.

23.2.     Consent of counsel (contained in Exhibit 5).

24.       Power of Attorney.